Exhibit 99.1
PRESS RELEASE
1004 N. Big Spring, Suite 400 Midland, TX 79701 (432) 684-3727 http://www.plll.com	Contact: Cindy Thomason Manager of Investor Relations cindyt@plll.com

PARALLEL PETROLEUM ANNOUNCES
FIRST QUARTER 2006 FINANCIAL RESULTS

MIDLAND, Texas, (BUSINESS WIRE), May 10, 2006 - Parallel Petroleum Corporation (NASDAQ: PLLL) today announced its financial results for the first quarter ended March 31, 2006, compared to the results for the same period in 2005. In a separate press release issued today, Parallel announced its operations update and first quarter 2006 production and proved reserves.

First Quarter Financial Results

For the three months ended March 31, 2006, Parallel reported net income of $1.6 million, or $.05 per diluted share. Included in net income was a $4.6 million pre-tax, non-cash loss related to the change in fair market value of derivative instruments and ineffective portion of hedges. For the three months ended March 31, 2005, Parallel recorded a net loss of $10.7 million, or a loss of $.38 per diluted share. Included in the net loss for the three months ended March 31, 2005 was an $18.3 million pre-tax, non-cash loss related to the change in fair market value of derivative instruments and ineffective portion of hedges.

For the first quarter of 2006, Parallel’s oil and natural gas sales were 268 MBbls of oil and 1,167 MMcf of natural gas, or 463 MBOE, a 51% increase when compared to the first quarter of 2005. During this period, the average prices the Company received for its oil and natural gas on an unhedged basis were $57.66 per barrel and $6.68 per Mcf, or $50.27 per BOE ($44.37 per BOE, hedged). For the same period of 2005, oil sales were 207 MBbls at an average unhedged price of $45.29 per barrel and natural gas sales were 602 MMcf at an average unhedged price of $6.00 per Mcf, or 307 MBOE at an average unhedged price of $42.25 per BOE ($33.93 per BOE, hedged).

Net cash provided by operating activities for the three-month period ended March 31, 2006, was $14.2 million, compared to $4.5 million for the three month period ended March 31, 2005. The 216% increase was primarily related to increased production volumes and increased oil and gas prices.

Balance Sheet Review

At March 31, 2006, current assets were $27.6 million, which included $4.9 million of cash. Current liabilities were $31.5 million, including current derivative obligations of $18.7 million. Long-term liabilities were $181.4 million, including $141.5 million of debt and $26.3 million of derivative obligations. The Company’s revolving credit facility had a borrowing base of $125.0 million as of March 31, 2006, and its outstanding borrowings under the revolving credit facility as of that same date were $91.5 million. In addition, the Company had $50.0 million outstanding under its second lien term loan facility. As of March 31, 2006, the Company’s net capitalized costs associated with its oil and gas properties and other equipment were $269.3 million. Its stockholders’ equity was $92.9 million, which included $5.5 million of accumulated other comprehensive loss that is related to the Company’s hedging activities.

Management Comments

Larry C. Oldham, Parallel’s President, commented, “We are pleased with the Company’s net earnings of $1.6 million and net cash provided by operating activities of $14.2 million for the three months ended March 31, 2006. These results reflect our 51% increase in production volumes and a 31% increase in realized commodity prices, compared to the first quarter of 2005. In addition, operating income increased 180% to $9.4 million in the first quarter of 2006, compared to $3.4 million in the first quarter of 2005. Direct lifting costs per BOE decreased 7% to $7.72 in the first quarter of 2006, compared to $8.33 per BOE in the first quarter of 2005. Accordingly, operating income as a percentage of operating revenues was 46% during the first quarter of 2006, compared to 32% in the first quarter of 2005, yielding a 44% increase in operating margin.”

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Parallel Petroleum Announces 1Q 2006 Financial Results
May 10, 2006

In a final comment, Oldham stated, “As we announced in our operations update press release today, since the beginning of this year, we have had activity on 71 of the 147 total well operations budgeted for 2006. First quarter 2006 proved reserve volumes increased approximately 19% over December 31, 2005, and we replaced 1120% of our first quarter 2006 production. We are excited about the results to date, and believe that we are off to a good start in 2006.”

Conference Call and Webcast Information

The Company’s management will host a conference call to discuss current operations, production, reserves and financial results for the first quarter ended March 31, 2006. In addition to this press release, please refer to the Company’s operations update press release also dated May 10, 2006 and its Form 10-Q for the quarterly period ended March 31, 2006 that was filed with the Securities and Exchange Commission on May 10, 2006.

The conference call will be held on Thursday, May 11, 2006, at 2:00 p.m. Eastern time (1:00 p.m. Central time). To participate in the call, dial 866-203-2528 or 617-213-8847, Participant Passcode 39669401, at least five minutes before the scheduled start time. The conference call will also be webcast with slides, and can be accessed live at Parallel’s web site, http://www.plll.com. A replay of the conference call will be available at the Company’s web site or by calling 888-286-8010 or 617-801-6888, Passcode 97071845.

FINANCIAL STATEMENTS AND SCHEDULES FOLLOW

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Parallel Petroleum Announces 1Q 2006 Financial Results
May 10, 2006

PARALLEL PETROLEUM CORPORATION
Consolidated Balance Sheets
(dollars in thousands, except per share amounts)
	March 31,	December 31,
Assets	2006	2005
	(unaudited)
Current assets:
Cash and cash equivalents	$4,895	$6,418
Accounts receivable:
Oil and natural gas	11,481	13,183
Other, net of allowance for doubtful account of $9	2,155	877
Affiliates	9	12
	13,645	14,072
Other current assets	3,467	2,364
Deferred tax asset	5,592	5,241
Total current assets	27,599	28,095
Property and equipment, at cost:
Oil and natural gas properties, full cost method (including $22,953 and $19,869 not subject to depletion)	360,565	303,819

Other	3,865	2,404
	364,430	306,223
Less accumulated depreciation, depletion and amortization	(95,114)	(90,826)
Net property and equipment	269,316	215,397
Restricted cash	274	2,640
Investment in Westfork Pipeline Companies	5,331	3,326
Other assets, net of accumulated amortization of $1,026 and $901	3,252	3,550
	$305,772	$253,008
Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable and accrued liabilities	$12,512	$10,841
Asset retirement obligations	332	214
Derivative obligations	18,655	16,607
Total current liabilities	31,499	27,662
Revolving credit facility	91,500	50,000
Term Loan	50,000	50,000
Asset retirement obligations	3,947	2,281
Derivative obligations	26,304	25,527
Deferred tax liability	9,667	8,036
Total long-term liabilities	181,418	135,844
Commitments and contingencies
Stockholders' equity:
Series A preferred stock — par value $0.10 per share, authorized 50,000 shares	–	–
Preferred stock — 6% convertible preferred stock — par value of $0.10 per share
(liquidation preference of $10 per share), authorized 10,000,000 shares,	–	–
Common stock — par value $0.01 per share, authorized 60,000,000 shares,
issued and outstanding 34,891,545 and 34,748,916	348	347
Additional paid-in capital	79,502	78,699
Retained earnings	18,510	16,899
Accumulated other comprehensive loss	(5,505)	(6,443)
Total stockholders' equity	92,855	89,502
	$305,772	$253,008

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Parallel Petroleum Announces 1Q 2006 Financial Results
May 10, 2006

PARALLEL PETROLEUM CORPORATION
Consolidated Statements of Operations
For three months ended March 31, 2006 and 2005
(unaudited)
(dollars in thousands, except per share data)
	2006	2005
Oil and natural gas revenues:
Oil and natural gas sales	$23,276	$12,969
Loss on hedging	(2,733)	(2,555)
Total revenues	20,543	10,414

Cost and expenses:
Lease operating expense	3,575	2,558
Production taxes	1,110	580
General and administrative	2,129	1,628
Depreciation, depletion and amortization	4,288	2,282
Total costs and expenses	11,102	7,048
Operating income	9,441	3,366

Other income (expense), net:
Change in fair market value of derivative instruments	(4,714)	(17,633)
Gain (loss) on ineffective portion of hedges	143	(710)
Interest and other income	68	19
Interest expense	(2,441)	(1,173)
Other expense	(29)	(1)
Equity in loss of Westfork Pipeline Companies	(19)	(79)
Total other income (expense), net	(6,992)	(19,577)
Income (loss) before income taxes	2,449	(16,211)
Income tax benefit (expense), deferred	(838)	5,507
Net income (loss)	1,611	(10,704)
Cumulative preferred stock dividend	–	(143)
Net income (loss) available to common stockholders	$1,611	$(10,847)

Net income (loss) per common share:
Basic	$0.05	$(0.38)
Diluted	$0.05	$(0.38)

Weighted average common share outstanding:
Basic	34,850	28,698
Diluted	35,547	28,698

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Parallel Petroleum Announces 1Q 2006 Financial Results
May 10, 2006

PARALLEL PETROLEUM CORPORATION
Consolidated Statements of Cash Flows
Three Months Ended March 31, 2006 and 2005
(unaudited)
(dollars in thousands)
	2006	2005
Cash flows from operating activities:
Net income (loss)	$1,611	$(10,704)
Adjustments to reconcile net income (loss) to net cash
provided by operating activities:
Depreciation, depletion and amortization	4,288	2,282
Accretion of asset retirement obligation	31	26
Deferred income tax	838	(5,507)
Change in fair value of derivative instruments	4,714	17,633
(Gain) loss on ineffective portion of hedges	(143)	710
Stock option expense	388	42
Equity in loss of Westfork Pipeline Companies	19	79
Changes in assets and liabilities:
Other assets, net	311	48
Decrease (increase) in accounts receivable	427	(504)
Decrease in other current assets	107	75
Increase in accounts payable and accrued liabilities	1,671	277
Federal tax deposit	(40)	–
Net cash provided by operating activities	14,222	4,457
Cash flows from investing activities:
Additions to oil and natural gas properties	(55,035)	(8,596)
Use of restricted cash for acquisition of oil and natural gas properties	2,366	2,287
Proceeds from disposition of oil and natural gas properties	41	2,539
Additions to other property and equipment	(1,461)	(383)
Settlements on derivative instruments	(1,548)	(682)
Investment in Westfork Pipeline Companies	(2,024)	(245)
Net cash used in investing activities	(57,661)	(5,080)
Cash flows from financing activities:
Net borrowing (payments) on revolving line of credit	41,500	(29,000)
Proceeds (net) from common stock issued	–	27,994
Proceeds from exercise of stock options	416	–
Net cash provided by (used in) financing activities	41,916	(1,006)
Net decrease in cash and cash equivalents	(1,523)	(1,629)
Cash and cash equivalents at beginning of period	6,418	4,781
Cash and cash equivalents at end of period	$4,895	$3,152
Non-cash financing and investing activities:
Oil and natural gas properties asset retirement obligation	$1,752	$(46)
Accrued preferred stock dividend	$–	$143
Other transactions:
Interest paid	$2,082	$1,589

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Parallel Petroleum Announces 1Q 2006 Financial Results
May 10, 2006

PARALLEL PETROLEUM CORPORATION
SELECTED OPERATING AND FINANCIAL DATA

	Three Months Ended
	3/31/2006	12/31/2005	3/31/2005
Production Volumes:	(in thousands, except per unit data)
Oil (Bbls)	268	251	207
Natural gas (Mcf)	1,167	1,181	602
BOE (1)	463	448	307
BOE per day	5.1	4.9	3.4
Sales Prices:
Oil (per Bbl) (2)	$57.66	$54.31	$45.29
Natural gas (per Mcf) (2)	$6.68	$9.64	$6.00
BOE price (2)	$50.27	$55.86	$42.25
BOE price (3)	$44.37	$48.31	$33.93
Operating Revenues:
Oil	$15,482	$13,632	$9,359
Oil hedge	(2,733)	(3,380)	(2,354)
Natural gas	7,794	11,384	3,610
Natural gas hedge	-	-	(201)
	$20,543	$21,636	$10,414
Operating Expenses and Income:
Lease operating expense	$3,575	$2,548	$2,558
Production taxes	1,110	1,487	580
General and administrative:
General and administrative	1,134	1,348	969
Public reporting	995	593	659
Depreciation, depletion and amortization	4,288	3,885	2,282
	$11,102	$9,861	$7,048
Operating income	$9,441	$11,775	$3,366
Total other income (expense), net	(6,992)	58	(19,577)
Income (loss) before income taxes	2,449	11,833	(16,211)
Income tax benefit (expense), deferred	(838)	(3,461)	5,507
Net income (loss)	1,611	8,372	(10,704)
Cumulative preferred stock dividend	-	-	(143)
Net income (loss) available to common stockholders	$1,611	$8,372	$(10,847)
Net income (loss) per common share:
Basic	$0.05	$0.24	$(0.38)
Diluted	$0.05	$0.24	$(0.38)
Weighted average common shares outstanding:
Basic	34,850	34,237	28,698
Diluted	35,547	34,950	28,698

(1) A BOE means one barrel of oil equivalent using the ratio of six Mcf of gas to one barrel of oil.
(2) Excludes hedge transactions.
(3) Includes hedge transactions.

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Parallel Petroleum Announces 1Q 2006 Financial Results
May 10, 2006

PARALLEL PETROLEUM CORPORATION
HEDGING INFORMATION (1)

PUTS:		Houston Ship Channel
	MMBTU of	Gas Price		Fair Market
Period of Time	Natural Gas	Floor		Value
				($ in thousands)
Apr 1, 2006 thru Oct 31, 2006	642,000	$7.17		$ 514

COSTLESS COLLARS:		NYMEX			Houston Ship Channel		WAHA
	Barrels of	Oil Prices		MMBTU of	Gas Prices		Gas Prices		Fair Market
Period of Time	Oil	Floor	Cap	Natural Gas	Floor	Cap	Floor	Cap	Value
									($ in thousands)
Apr 1, 2006 thru Dec 31, 2006	217,800	$48.26	$75.91	–	$–	$–	$–	$–	$(1,342)
Apr 1, 2006 thru Oct 31, 2006	–	$–	$–	428,000	$7.50	$13.90	$–	$–	442
Apr 1, 2006 thru Oct 31, 2006	–	$–	$–	214,000	$–	$-	$9.00	$14.55	546
Jan 1, 2007 thru Dec 31, 2007	219,000	$52.50	$83.00	–	$–	$-	$–	$–	(276)
Apr 1, 2007 thru Oct 31, 2007	–	$–	$–	214,000	$6.00	$11.05	$–	$–	(100)
Jan 1, 2008 thru Dec 31, 2008	109,800	$55.00	$76.50	–	$–	$–	$–	$–	(196)
Jan 1, 2009 thru Dec 31, 2009	91,250	$55.00	$73.00	–	$–	$–	$–	$–	(207)
Jan 1, 2010 thru Dec 31, 2010	76,000	$55.00	$71.00	–	$–	$–	$–	$–	(176)
Total Fair Market Value									$(1,309)
SWAPS:	Volume	NYMEX
	Hedged	Oil	Fair Market
Period of Time	Bbl Oil	Swap Price	Value
			($ in thousands)
Apr 1, 2006 thru Dec 20, 2006 (2)	198,000	$23.04	$(8,903)
Apr 1, 2006 thru Dec 31, 2006	137,500	$36.35	(4,391)
Jan 1, 2007 thru Dec 31, 2007	474,500	$34.36	(15,645)
Jan 1, 2008 thru Dec 31, 2008	439,200	$33.37	(13,723)
Total Fair Market Value			$(42,662)
INTEREST RATE SWAPS:		Fixed
	Notional	Interest	Fair Market
Period of Time	Amount	Rates	Value
	($ in millions)		($ in thousands)
Apr 1, 2006 thru Dec 31, 2006 (2)	$10	4.05%	$78
Apr 1, 2006 thru Dec 31, 2006	$90	4.41%	480
Jan 1, 2007 thru Dec 31, 2007	$100	4.62%	534
Jan 1, 2008 thru Dec 30, 2008	$100	4.86%	264
Jan 1, 2009 thru Dec 31, 2009	$50	5.06%	64
Jan 1, 2010 thru Oct 31, 2010	$50	5.15%	38
Total Fair Market Value			$1,458

(1) BNP Paribas and Citibank, NA are the counterparties in Parallel's derivative instruments.
(2) Designated as cash flow hedge.

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Parallel Petroleum Announces 1Q 2006 Financial Results
May 10, 2006

The Company

Parallel Petroleum is an independent energy company headquartered in Midland, Texas, engaged in the acquisition, exploration, development and production of oil and gas using 3-D seismic technology and advanced drilling, completion and recovery techniques. Parallel’s primary areas of operation are the Permian Basin of West Texas and New Mexico, North Texas Barnett Shale, Onshore Gulf Coast of South Texas, East Texas and Utah/Colorado. Additional information on Parallel Petroleum Corporation is available at http://www.plll.com.

This release contains forward-looking statements subject to various risks and uncertainties that could cause the Company’s future plans, objectives and performance to differ materially from those in the forward-looking statements. Forward-looking statements can be identified by the use of forward-looking terminology such as “may,” “will,” “expect,” “intend,” “plan,” “subject to,” “anticipate,” “estimate,” “continue,” “present value,” “future,” “reserves”, “appears,” “prospective,” or other variations thereof or comparable terminology. Factors that could cause or contribute to such differences could include, but are not limited to, those relating to the results of exploratory drilling activity, the Company’s growth strategy, changes in oil and natural gas prices, operating risks, availability of drilling equipment, outstanding indebtedness, weaknesses in the Company’s internal controls, the inherent variability in early production tests, changes in interest rates, dependence on weather conditions, seasonality, expansion and other activities of competitors, changes in federal or state environmental laws and the administration of such laws, and the general condition of the economy and its effect on the securities market. While we believe our forward-looking statements are based upon reasonable assumptions, these are factors that are difficult to predict and that are influenced by economic and other conditions beyond our control. Investors are directed to consider such risks and other uncertainties discuss

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